Exhibit 10.3

REASSIGNMENT NO. 2 OF RECEIVABLES IN REMOVED ACCOUNTS

REASSIGNMENT NO. 2 OF RECEIVABLES IN REMOVED ACCOUNTS (this “Reassignment”) dated as of February 12, 2018, by and between CHASE BANK USA, NATIONAL ASSOCIATION, a national banking association (“Chase USA”), and CHASE CARD FUNDING LLC (“Chase Card Funding”), pursuant to the Agreement referred to below and acknowledged by Chase USA in its capacity as servicer under the Transfer and Servicing Agreement referred to below (in such capacity, the “Servicer”).

W I T N E S S E T H:

WHEREAS, Chase USA and Chase Card Funding are parties to the Receivables Purchase Agreement, dated as of January 20, 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, Chase USA, as Servicer and Administrator, Chase Card Funding, as Transferor, Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, and Chase Issuance Trust, as Issuing Entity, are parties to the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of January 20, 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Transfer and Servicing Agreement”);

WHEREAS, pursuant to the Agreement, Chase USA wishes to remove from Chase Card Funding all Receivables owned by Chase Card Funding in certain designated Accounts identified on Schedule 1 to this Reassignment (the “Removed Accounts”) and to cause Chase Card Funding to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from Chase Card Funding to Chase USA; and

WHEREAS, Chase Card Funding is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, Chase USA and Chase Card Funding hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein, or, if not defined therein, in the Indenture (as defined in the Agreement).

“Removal Cut-Off Date” shall mean, with respect to the Removed Accounts, December 31, 2017.

“Removal Date” shall mean, with respect to the Removed Accounts, February 12, 2018.

“Removal Notice Date” shall mean, with respect to the Removed Accounts, February 2, 2018.

1. Designation of Removed Accounts. Within five (5) Business Days after the Removal Date, or as otherwise agreed upon by Chase USA and Chase Card Funding, Chase USA will deliver to Chase Card Funding, or will maintain on behalf of Chase Card Funding pursuant to Section 3.08 of the Receivables Purchase Agreement, an accurate list (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of all Removed Accounts identified by account reference number and the aggregate amount of Principal Receivables in such Removed counts as of the Removal Cut-Off Date, which list shall, as of the Removal Date, modify and amend and be incorporated into and made a part of the Agreement.

2. Reconveyance of Receivables. Chase Card Funding does hereby transfer, reassign, set over and otherwise reconvey to Chase USA, without recourse, on and after the Removal Date, all right, title and interest of Chase Card Funding in, to and under the Receivables now existing and hereafter created from time to time in the Removed Accounts identified on Schedule 1 hereto, all Interchange and Recoveries related thereto, all monies due or to become due (including all Finance Charge Receivables) and all amounts received or receivable with respect thereto and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof (the “Removed Collateral”).

3. Representations and Warranties of Chase USA. Chase USA hereby represents and warrants to Chase Card Funding as of the Removal Date that:

(a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) Satisfaction of Additional Requirements. All of the requirements for the removal of Accounts from the Trust under the Transfer and Servicing Agreement and the Asset Pool One Supplement have been satisfied; and

4. Conditions Precedent. The reassignment hereunder of the Receivables in the Removed Accounts and the amendment of the Agreement pursuant to Section 6 of this Reassignment are each subject to:

(a) the satisfaction, on or prior to the Removal Date, of the conditions set forth in subsection 2.11(b) of the Agreement; and

(b) the delivery, on or prior to the Removal Date, to Chase Card Funding by Chase USA of an Officer’s Certificate substantially in the form of Schedule 2 to this Reassignment, as applicable. Chase Card Funding may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

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5. Representations and Warranties of Chase Card Funding. Since the date of the transfer by Chase USA under the Agreement, Chase Card Funding has not sold, transferred or encumbered any Receivable in any Removed Account or any interest therein.

6. Amendment of the Receivables Purchase Agreement. The Agreement is hereby amended to provide that all references therein to the “Receivables Purchase Agreement,” to “this Agreement” and to “herein” shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment. All references therein to the Accounts shall be deemed not to include the Removed Accounts designated hereunder and all references to Receivables shall be deemed not to include the Receivables reconveyed hereunder. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

7. Release.

(a) Chase Card Funding hereby expressly terminates, relinquishes, releases, discharges and renders ineffective any and all security interests, liens, mortgages and encumbrances, as against Chase USA, any transferee of Chase USA and any person claiming title to or an interest in the Removed Collateral through any such person, or any successor or assign of any of the foregoing (all such persons and entities being referred to individually as a “Transferee” and collectively as the “Transferees”), and any and all right, title, benefit, interest or claim whatsoever, present or future, actual or contingent (collectively, “Rights”), owned or held by Chase Card Funding to, against or in respect of the Removed Collateral.

(b) In case any provision of this Reassignment shall be rendered invalid, illegal or unenforceable in any jurisdiction, Chase Card Funding hereby acknowledges that the interest of Chase Card Funding in the Removed Collateral is subordinate and junior to the security interest of any Transferee and hereby expressly agrees that any security interest it may have in any Removed Collateral is and shall remain subordinate and junior to all security interests granted by a Transferee, regardless of the time of the recording, perfection or filing thereof or with respect thereto.

(c) Chase Card Funding acknowledges and agrees that the Transferees and their representatives are expressly entitled to rely on the provisions of this Section 8, it being the intent of Chase Card Funding, that the Transferees will acquire title to the Removed Collateral purchased by them free of any Rights owned or held by Chase Card Funding to, against or in respect of the Removed Collateral.

8. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

9. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

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DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10. Authorization. Chase Card Funding hereby authorizes Chase USA, or any agent designated by Chase USA, to file any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Chase USA may determine, in its sole discretion, are necessary or advisable to perfect the reconveyance to Chase USA pursuant to Section 2 hereof. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Chase USA may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to Chase USA in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property.”

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IN WITNESS WHEREOF, the parties hereto have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION

By:	/s/ Douglas S. Arrigo
	Name:	Douglas S. Arrigo
	Title:	Managing Director

CHASE CARD FUNDING LLC

By:	/s/ Eve Ngan
	Name:	Eve Ngan
	Title:	Chief Executive Officer

CHASE ISSUANCE TRUST

REASSIGNMENT NO. 2 (RPA)

Schedule 1

to Reassignment No. 2

of Receivables

List of Removed Accounts

[Delivered to Chase Card Funding]

Schedule 2 to

Reassignment No. 2

of Receivables

CHASE BANK USA, NATIONAL ASSOCIATION

FORM OF OFFICER’S CERTIFICATE

                             , 20

                             , a duly authorized officer of Chase Bank USA, National Association (“Chase USA”), a national banking association, hereby certifies and acknowledges on behalf of Chase USA that to the best of [her/his] knowledge the following statements are true on                             , 20         (the “Removal Date”), and acknowledges on behalf of Chase USA that this Officer’s Certificate will be relied upon by Chase Card Funding LLC (“Chase Card Funding”) in connection with Chase Card Funding entering into Reassignment No.          of Receivables in Removed Accounts, dated as of the Removal Date (the “Reassignment”), by and between Chase USA and Chase Card Funding, in connection with the Receivables Purchase Agreement, dated as of January 20, 2016 (as heretofore supplemented and amended, the “Receivables Purchase Agreement”), by and between Chase USA and Chase Card Funding.

The undersigned hereby certifies and acknowledges on behalf of Chase USA that:

All of the requirements for the removal of Accounts from the Trust under the Transfer and Servicing Agreement and the Asset Pool One Supplement have been satisfied.

On or prior to the Removal Date, Chase USA has delivered to Chase Card Funding, for execution, the Reassignment and within five (5) Business Days after the Removal Date, or as otherwise agreed upon between Chase USA and Chase Card Funding, Chase USA shall deliver to Chase Card Funding, or shall maintain on behalf of Chase Card Funding pursuant to Section 3.08 of the Receivables Purchase Agreement, based on Chase USA’s computer records, an accurate list (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of the Removed Accounts, identified by account reference number and the aggregate amount of the Receivables outstanding in each Removed Account as of the Removal Cut-Off Date. Such list shall, as of the Removal Date, modify, amend and be incorporated into and made a part of the Reassignment and the Receivables Purchase Agreement.

The Reassignment constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

On or before the fifth (5th) Business Day prior to the Removal Date, Chase USA gave Chase Card Funding and the Servicer written notice that the Receivables from the Removed Accounts are to be reassigned to Chase USA or its designee, specifying the date for removal of the Removed Accounts.

All requirements set forth in Section 2.11 of the Receivables Purchase Agreement for designating Removed Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Receivables Purchase Agreement or, if not defined therein, in the Indenture (as defined in the Receivables Purchase Agreement).

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IN WITNESS WHEREOF, I have hereunto set my hand as of the date hereinabove set forth.

CHASE BANK USA, NATIONAL ASSOCIATION

By:
_____________________________
Name:
Title:

CHASE ISSUANCE TRUST

REASSIGNMENT NO. __ (RPA)

Officer’s Certificate of the Bank